SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2003

RURAL CELLULAR CORPORATION (Exact name of Registrant as Specified in its Charter)

Minnesota (State or Other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release

Item 5. Other Events.

On August 4, 2003, Rural Cellular Corporation issued a press release announcing the completion of its private offering of $325 million aggregate principal amount of 9 7/8% senior notes due 2010. A copy of this press release is attached as Exhibit 99.1 to this report. The press release is incorporated into this report by reference.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c)  Exhibits

99.1	Press release, dated August 4, 2003 of Rural Cellular Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand Richard P. Ekstrand President and Chief Executive Officer

Date: August 5, 2003